                                                                   EXHIBIT 10.12

VOLVO                                                     MASTER LEASE AGREEMENT
VOLVO TRUCK FINANCE NORTH AMERICA INC.

                             LESSEE NAME AND ADDRESS

Legal Name:      Western Express, Inc.
      Check One: Corporation [X]  Partnership [ ]  Joint Venture [ ]  Individual [ ]  LLC [ ]
 Street Address: 120 Ewing Drive
Mailing Address:
           City: Nashville                         State: TN               Zip: 37207
         County: Davidson             Telephone: 615-227-3900        Facsimile: 615-227-5521
  Federal ID/SN: 62-1457385              ICC No. 260323

Customer No. 2000356

1. LEASE: Subject to the terms and conditions of this Master Lease Agreement (this "AGREEMENT") Volvo Truck Finance North America, Inc., a Delaware corporation with its principal place of business in North Carolina ("Lessor"), agrees to lease to Lessee and Lessee agrees to lease from Lessor the motor vehicles, trailers, and such other equipment (collectively, the "VEHICLES") described in the Schedules to be attached to this Agreement from time to time (each a "SCHEDULE") as may be agreed upon by Lessor and Lessee. All of the terms and conditions of each Schedule and all other documents executed by Lessor and Lessee shall be incorporated by this reference in this Agreement. Lessee's obligations with respect to the Vehicles as described in the respective Schedule shall become irrevocable upon the execution of the Certificate of Acceptance for such Vehicles.

         (a) Acceptance of Vehicles by Lessee. Upon completion of delivery of all of the Vehicles described on a Schedule, Lessee shall inspect such Vehicles and, if in good order and in conformance with any applicable purchase order or supply contract, Lessee will accept delivery of the Vehicles on behalf of the Lessor, and execute and deliver the applicable Certificate of Acceptance.

         (b) Lessor's Obligations to Fund Any Schedule. Notwithstanding any other provision of this Agreement, Lessor shall have no obligation to lease the Vehicles on any Schedule or pay the manufacturer or supplier until all of the following conditions precedent are fulfilled to the reasonable satisfaction of Lessor with respect to such Schedule (each a "CLOSING DATE"): (i) All of the representations and warranties made by Lessee in this Lease or the Schedule are true and accurate as of the Closing Date; (ii) Lessor has received evidence of Lessee's compliance with the insurance requirements of this Agreement; (iii) Lessor has received UCC financing statements as required by Lessor; (iv) Lessee has provided a certificate of its secretary or other authorized officer certifying, (1) the accuracy of its charter documents; (2) resolutions of its governing board duly authorizing the execution, delivery, and performance of this Agreement, the Schedules, and all other related documents (the foregoing, together with any guaranty being collectively the "LEASE DOCUMENTS"); and (3) the incumbency and signatures of the officers authorized to execute the Lease Documents; (v) receipt of the Schedule and all exhibits or attachments duly executed by Lessee; (vi) confirmation of the absence of an Event of Default or an event which, but for the passage of time or the giving of notice or both would constitute an Event of Default, on the Closing Date; and (vii) no enactment of any statute or adoption of any regulation which has or will have an adverse effect on the anticipated federal or state income tax consequences to Lessor, in which case Lessee shall not be obligated to lease from Lessor any Vehicles not already subject to a Certificate of Acceptance. If any of the conditions precedent specified in the preceding (i)-(vii) are not satisfied or waived by Lessor in its sole and absolute discretion, Lessee shall promptly pay Lessor and indemnify, defend, and hold Lessor harmless against all amounts which Lessor has expended or may become obligated to pay and any claims, including the claims of any supplier or manufacturer, with respect to any Vehicle and the transactions contemplated under the applicable Schedule.

      2. FINANCE LEASE: This Agreement is a "FINANCE LEASE" as defined in
Section 2A-103 of the Uniform Commercial Code (the "UCC") as adopted in the State of North Carolina (25-2A-101 et seq., General Statutes of North Carolina). Lessee acknowledges that Lessor has neither selected, manufactured, nor supplied the Vehicles. Lessee selected the Vehicles and the suppliers of the Vehicles. Lessor is acquiring the Vehicles at the request of Lessee in connection with this Agreement. Lessee received and approved copies of the purchase order(s) or supply contract(s) for the Vehicles prior to entering into this Agreement.

      3. PRECAUTIONARY SECURITY AGREEMENT: Should it be determined, notwithstanding the express intent of the parties, that this Agreement is not a "finance lease" or a lease under the UCC but rather an agreement intended for security, then solely in that event and for the expressly limited purposes thereof, Lessee grants Lessor a security interest in the Vehicles to secure the prompt payment and performance, when and as due, of the obligations and indebtedness of Lessee to Lessor under this Agreement. Lessee hereby also grants Lessor a security interest in all accessions and additions to, substitutions and replacements for, and proceeds (including insurance proceeds), accounts, and income arising from or generated by the Vehicles. Lessee hereby appoints the Lessor as agent for the benefit of the Lessee and grants Lessor an irrevocable power of attorney, to take any and all actions and to execute and file all documents necessary to establish, maintain, and continue the perfected security interest of Lessor in the Vehicles, in the name of and on behalf of Lessee, at Lessee's sole cost and expense. This power of attorney is coupled with an interest and is irrevocable during the term this Agreement. Lessee shall take all actions and execute and file all documents reasonably requested by Lessor to establish, maintain, and continue the perfected security interest of Lessor. Lessee shall, within ten (10) days after receipt of notice from Lessor, pay all costs and expenses of filing and recording (including the costs of all searches deemed necessary by Lessor) to establish, maintain, and determine the validity and priority of Lessor's security interest.

      4. TERM: Unless terminated earlier by Lessor with respect to each Schedule, this Agreement shall be effective from the date such Schedule is executed by Lessor for a term expiring on the Lease Termination Date. Lessee's right to use and possess the Vehicles described on any Schedule will begin when all of the following have occurred: (a) Lessee has executed the applicable Certificate of Acceptance and all other documents required thereby; (b) Lessee has supplied Lessor with evidence of insurance coverage on the Vehicles acceptable to Lessor in its reasonable discretion; and (c) Lessee has paid to Lessor both the Advance Rent and the Interim Rent, if any, designated on the applicable Schedule. Notwithstanding any other provision of this Agreement, the term of this Agreement for each Schedule shall continue until all of the Vehicles is returned to Lessor in the condition required by the Schedule. As of any applicable date, the Stipulated Loss Value for a Vehicle is the Lessor's Cost as shown on the applicable Schedule multiplied by the Stipulated Loss Factor as of the applicable date and as designated on Exhibit B to such Schedule. THIS AGREEMENT IS A "NET LEASE" AND MAY NOT BE TERMINATED BY LESSEE FOR ANY REASON WHATSOEVER.

      5. RENTAL PAYMENTS: Lessee shall make all of the following payments to Lessor (collectively "RENT"): (a) the Advance Rent set forth on any Schedule will be due on the Date of Acceptance and, subject to the terms of this Agreement, will be applied to the last Regular Monthly Rental Payment; (b) Interim Rent set forth on any Schedule will be due on the Date of Acceptance and will be calculated by multiplying the Daily Lease Rate Factor times the number of days between the Date of Acceptance to and including the Base Lease Commencement Date; (c) Regular Monthly Rental Payments will be due during the Base Lease Term in the amount and on the dates stated in the applicable Schedule, with the first Regular Monthly Rental Payment due on the Base Lease Commencement Date unless other provided in the Schedule; and (d) All sales and use taxes and the like will accompany each payment in an amount sufficient to pay such taxes and other charges in full. Notwithstanding any other provision of this Agreement, the term of this Agreement and Lessee's obligations to pay Rent on a Vehicle shall continue if Lessee has not returned the Vehicle to Lessor in the condition required by this Agreement on the Lease Termination Date (unless Lessee had previously paid Lessor the Stipulated Loss Value for such Vehicle or is exercising any option to purchase the Vehicle) until the Vehicle is returned to

Lessor in the required condition. Lessee agrees to make all payments of Rent in the manner required by Lessor, including but not limited to by wire transfer, electronic funds transfer or by automatic withdrawal from Lessee's accounts.

      6. ABSOLUTE NON-TERMINABLE OBLIGATION: LESSEE'S OBLIGATION TO MAKE PAYMENT OF ALL RENT AND ALL OTHER AMOUNTS WHEN DUE AND TO OTHERWISE PERFORM AS REQUIRED UNDER THIS AGREEMENT SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SET-OFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT OR TERMINATION, UNDER ANY CIRCUMSTANCE OR FOR ANY REASON WHATSOEVER, AND SHALL NOT REQUIRE PRIOR NOTICE OR DEMAND. Any default under a warranty, service contract, or insurance policy, even when obtained through or from Lessor, does not constitute a defense to Lessee's obligation to make each and every payment in full when due under this Agreement. Lessee will make all Rent and other payments directly to Lessor at such places as Lessor may from time to time designate in writing. Payments will be applied when actually received on good funds by Lessor. To compensate Lessor for the additional costs of processing late payments, a one-time late charge of 5% will be charged on any payment not actually received within ten days of its due date. All other monetary obligations due and not paid when due will bear interest at the lesser of 18% per annum or the maximum rate allowed by law. Lessor may, at its option, apply all payments to any past due charges and then to charges not yet due.

      7. NO WARRANTY: LESSOR, NOT BEING THE MANUFACTURER, SUPPLIER, OR VENDOR OF THE VEHICLES MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, QUALITY, MATERIAL, DESIGN, MERCHANTABILITY, OR FITNESS OR SUITABILITY OF ANY VEHICLES FOR ANY PURPOSE. LESSEE ACKNOWLEDGES THAT LESSEE HAS SELECTED THE VEHICLES BASED ON LESSEE'S OWN JUDGEMENT AND HAS NOT RELIED ON ANY STATEMENTS OR REPRESENTATIONS OF LESSOR. In no event will Lessor be liable for loss or damage to cargo, contents, attachments, lost profits or to the Vehicles, or incidental, special, or consequential damages of any nature, regardless of cause. So long as no Event of Default has occurred Lessor hereby assigns to Lessee the right to enforce all warranties made by the manufacturer, supplier, or vendor of the Vehicles.

      8. LESSEE'S REPRESENTATIONS: Lessee warrants and represents to Lessor, expressly acknowledging that Lessor is relying on these warranties and representations, as of date of this Agreement and/or each Closing Date, as applicable, and until all of Lessee's obligations under this Agreement have been satisfied in full, that: (i) all information supplied by Lessee to Lessor in any financial, credit or accounting statement is and will be true, correct, valid and genuine; (ii) the Vehicles are to be used only for business purposes; (iii) Lessee is duly organized, validly existing, and in good standing under the laws of the state of its formation; (iv) Lessee has the full authority to enter into each of the Lease Documents and to perform all of its obligations under each of the Lease Documents; (v) Lessee has duly authorized, executed, and delivered each of the Lease Documents to which it is a party, and each such Lease Document constitutes the legal, valid, and binding obligation of Lessee, enforceable against Lessee in accordance with its terms; (vi) that each of the Lease Documents does not require the approval of any stockholder, trustee, or holder of any obligation of Lessee and does not and will not violate any law, rule, or order now binding upon Lessee, or the charter, by - laws, or other governing documents of Lessee, or violate the provisions of, constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any contract or agreement to which Lessee is a party or by which it or its assets are bound or require the consent or approval or the giving of notice to the Federal, or any state, or local government (other than customary titling, registration, and security interest filings); (vii) there are no pending or overtly threatened actions or proceedings, which is either, individually, or in the aggregate, would materially adversely affect the financial condition of Lessee or Lessee's ability to fully perform all of its obligations under all of the Lease Documents; (viii) Lessee maintains its principal place of business at the address set forth on page 1 of this Agreement; and (ix) Lessor's ownership of and interest in the Vehicles shall at all times be prior to any other interests in the Vehicles.

9. LESSEE'S OBLIGATIONS AND COVENANTS: In addition to and not in limitation of any other agreements of Lessee under the Lease Documents, Lessee agrees at its sole expense: (a) to use each Vehicle only in the United States (or in Canada for not more than 60 days per rolling 12 calendar month period to be determined individually for each Vehicle) in accord with all applicable laws, regulations, and insurance policies; (b) to keep each Vehicle free from all claims, liens, encumbrances and attachments of any kind whatsoever; (c) to file, report, and pay on its and Lessor's behalf by the applicable due date all taxes, fees, and assessments on the Vehicles and the Lease, sending a copy of such filing and payment contemporaneously to Lessor; (d) to defend any action, proceeding or claim affecting the Vehicles or Lessor's interest therein; (e) to obtain a certificate of title on each of the Vehicles showing Lessor's title to the Vehicles, and to preserve and perfect Lessor's title to all of the Vehicles; (f) that Lessee will not (or permit any party to) misuse, secrete, sell, rent, lend, encumber, transfer, or illegally use any of the Vehicles nor permit any Vehicle to be operated by or be in the possession of any party other than Lessee; (g) Lessee will not use or permit the use of any Vehicles off an improved road or for transportation of passengers or of material designated as hazardous, radioactive, toxic, flammable, or explosive, or environmentally hazardous, unsafe, or dangerous under any state, federal, or local law, rule, or requirement; (h) that Lessor may enter any premises to inspect the Vehicles, Vehicles or Lessee's books and records regarding the Vehicles at any time during usual business hours; (i) to provide Lessor with its complete financial information, including Income Statements and Balance Sheets, compiled according to generally accepted accounting principles-- unaudited on a quarterly basis within 60 days after the end of each quarter and audited on an annual basis within 90 days after year end; (j) to give Lessor prompt written notice of any lien or claim for which it is obligated to indemnify Lessor; and (k) that Lessee will not alter or permit the alteration of any Vehicles without the prior written consent of Lessor, and that Lessee will remove or cause the removal of all markings prior to the return of the Vehicles to Lessor.

10. VEHICLE CONDITION: In addition to any other requirements of this Agreement, Lessee will, at its sole expense, maintain each of the Vehicles so as to meet all of the following requirements: (a) each Vehicle will be preserved in first class operating condition, repair, and appearance in accordance with all manufacturer service requirements and warranties; (b) all replacement and substitute parts and accessories will be original Vehicle manufacture, or from commercially reputable providers with similar or superior value, serviceability, and warranty; (c) each Vehicle will be kept in roadworthy condition so as to continuously and fully comply with all government requirements, including the United States Department of Transportation. If Lessor notifies Lessee that any Vehicle is not being maintained within the above standards, Lessee will have 20 days from the date of receipt of the written notification to make the necessary corrections.

11. INSURANCE AND RISK OF LOSS: All risk of loss, damage or destruction of the Vehicles will at all times be on Lessee. Lessee will keep the Vehicles insured at Lessee's expense against liability in an amount not less that $1,000,000 per occurrence, and loss or damage by fire, theft and other customary risks for the greater of the full insurable values or the then applicable Stipulated Loss Value for the Vehicles. Coverage and insurer will be subject to Lessor's approval, provided however that such insurer shall have a Best Class rating of at least B+VI. Lessor and any third party designated by Lessor shall be named as an additional insured and/or loss payee, as applicable, on each policy. Each policy will further provide that Lessor's interest can not be invalidated by an act, omissions, or neglect of anyone other than Lessor and that the insurer will give Lessor thirty days advance written notice of any policy cancellation, or non-renewal, whether such cancellation is at the direction of Lessee or insurer. Lessee will promptly deliver a copy of each policy or insurance certificate to Lessor and proof of renewal at least 30 days prior to expiration or cancellation. If Lessee fails to provide the required insurance, Lessor may purchase such insurance at Lessee's expense, purchase of which need not include liability coverage or protection of Lessee's interest. Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact to execute and endorse all documents, checks or drafts received in payment of loss or damage under any insurance policy.

Lessee will immediately notify Lessor in writing of any substantial damage, theft or loss which makes any Vehicle unfit for continued or repairable use at which time Lessee will pay to Lessor the Stipulated Loss Value for the Vehicle calculated as of the day upon which the next Regular Monthly Rental Payment is due, together with all other sums then owed in connection with the Vehicle. Upon receipt of the Stipulated Loss Value and all other amounts then due, Lessor shall transfer title to the Vehicle "Where-Is," "As-Is" to Lessee or as Lessee directs, with Lessee being responsible for all costs of such transfer. Lessor has no obligation to replace any Vehicle and may apply insurance proceeds to any of Lessee's obligations as Lessor deems appropriate.

12. RETURN OF VEHICLES: In addition to the other requirements of this Agreement, whenever Lessee's right to possess any of the Vehicles terminates, for any reason whatsoever, including after the occurrence of an Event of Default, Lessee will promptly, at its sole expense, assemble and return the Vehicles to locations selected by Lessor. Lessee will also return to Lessor all license plates, registration certificates, manufacturer warranty agreements, maintenance records and other documents relating to the Vehicles. Upon return of a Vehicle, should the average annual miles exceed the maximum mileage provision as specified in the applicable Schedule, Lessee will pay to Lessor an additional return charge equal to the Mileage Rate set forth on the Schedule, times the number of excess miles. If Lessor takes possession of any property not subject to its interests, it shall notify Lessee and may dispose of the property if Lessee fails to take possession within thirty (30) days. If a Vehicle is not returned in the condition set forth below, Lessee shall pay to Lessor within five (5) days of receipt of written notice from Lessor an amount to repair and recondition the Vehicle, in order to offset its decline in value, and to obtain the appropriate licenses and registration.

      (a) ROADWORTHY. Each Vehicle will be in roadworthy condition, and all original equipment or replacement equipment of similar value made by the same manufacturer will be intact and in first class working condition, free of mechanical problems to any of its parts and accessories. Permanently installed attachments must remain with the Vehicle unless a written exception is executed by each of Lessor and Lessee. If attachments are removed, the Vehicle must be returned to its original condition.

      (b) CAB AND BODY. The cost of necessary repairs to sheet metal (cab, body, fuel tanks) will not exceed four hours labor, flat rated against Mitchell or other industry accepted guide, and $200 replacement parts at truck manufacturers published "fleet" price. All decals, permits, numbers, and other customer identification will be removed from each Vehicle by Lessee in such a manner as not to damage the surface. Interior trim will be free of tears, and no glass will be broken, chipped or cracked. The windshield seal must be free of visible gasket/adhesive material. All mechanical and electrical equipment including radios, heaters and air conditioners must be in proper operating condition.

      (c) MECHANICAL POWER TRAIN. The Vehicle must be capable of performing at 85% of its rated capacity, at the wheels, under full load without excess oil leakage or blow-by. The condition of the engine and power train will be determined by diagnostic testing conducted by National Truck Protection Co., Inc. or conducted at a service center authorized by Lessor which uses National Tuck Protection Co., Inc. standards. Passwords for the engine electronic program, if applicable, must be supplied.

      (d) SYSTEMS. Cooling and lubrication systems will not be contaminated or leaking between fluid systems nor will any system be damaged by the failure to properly maintain fluids. Batteries must be of original CCA rating and capable of holding a charge starting the Vehicle.

      (e) TIRES, WHEELS, AND BRAKES. Tires and wheels will be made of matched generic type, quality, and design as originally supplied and have at least 9/32" tread on front tires and 12/32" tread on rear tires. Front tires will be original casings. Rear tires may have first time recapped casings. Brake linings will have at least 50% remaining wear. There must be no irregular, or unusual wear or damage to the tread or sidewalls. All rear wheel positions must be of matched tread design.

      (f) DOCUMENTS AND RECORDS. Each Vehicle will have a title free and clear of all liens and encumbrances, meet any ICC requirements, have a state inspection certificate valid for at least 120 days after the date of return; proof of payment of ad valorem, highway and all other taxes, a copy of a vehicle maintenance packet, license plates and registration compliance, and a valid, current DOT inspection certification.

      (g) INSPECTIONS. Not more than 90 days and not less than 45 days prior to return of a Vehicle on the applicable Lease Termination Date, Lessee will make the Vehicles available so that Lessor may conduct a "walk-around" appraisal. Inspections may be made by National Truck Protection at the request and expense of Lessor if the Vehicles meet the National Truck Protection standard. Lessee is responsible for the cost of inspection of Vehicles not meeting the established National Truck Protection standard.

13. ASSIGNMENT:

         (a) TRANSFER BY LESSOR: LESSOR MAY ASSIGN OR TRANSFER THIS AGREEMENT ANY SCHEDULE OR LESSOR'S INTEREST IN ANY OF THE VEHICLES WITHOUT NOTICE TO LESSEE. Any assignee or transferee of Lessor shall have all of the rights, but none of the obligations, of Lessor under this Agreement and Lessee agrees that it will not assert against any assignee or transferee of Lessor any defense, counterclaim, or offset which Lessee may have against Lessor. Lessee acknowledges that any assignment or transfer by Lessor shall not materially change Lessee's duties or obligations under this Lease nor materially increase the burden or risks imposed on Lessee.

         (b) TRANSFER BY LESSEE: LESSEE SHALL NOT ASSIGN, SUBLEASE, TRANSFER, OR DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT OR IN THE VEHICLES, OR ENTER INTO ANY SUBLEASE OF ALL OR ANY OF THE VEHICLES, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, (REGARDLESS OF WHETHER SUCH ACTION OCCURS VOLUNTARILY OR BY OPERATION OF LAW).

         (c) SECURITY INTEREST AND ASSIGNMENT: Notwithstanding the prohibition against assignments or subleases without Lessor's prior written consent, Lessee hereby transfers, conveys, and assigns to Lessor and grants to Lessor a security interest in all of Lessee's right, title, and interest in, but none of its obligations under any sublease of the Vehicles, and all proceeds and income arising therefrom. Any sublease permitted under this Agreement shall be in form and contain terms and conditions acceptable to Lessor and assigned to Lessor by form approved by Lessor, all such approvals by Lessor to be granted or withheld in Lessor's sole and absolute discretion.

14. LESSEE'S INDEMNITIES: Lessee agrees that: (a) Lessee will indemnify and hold harmless Lessor and its agents for, from, and against all losses, penalties, claims, and causes of action including legal fees and expenses of every kind and nature related to this Agreement or the selection, manufacture, purchase, delivery, lease, possession, use, misuse, contents, repair, collision, personal injury, death, condition or return of any of the Vehicles; (b) Lessor may, at its sole option, take any action Lessor deems necessary to cure any Event of Default, and Lessee will immediately and fully compensate Lessor for such action; and (c) Lessor is entitled to the accelerated cost recovery (or depreciation) deductions with respect to each Vehicle. Should any taxing authority disallow, eliminate, reduce, recapture, or disqualify, in whole or in part, any tax benefits with respect to any Vehicle (whether because of a change in tax law or policy or because of a change in the status or condition of the Vehicle), then Lessee will immediately pay a sum that permits Lessor to receive (on an after-tax basis over the full term of the Lease) the same after-tax cash flow and after-tax yield that Lessor may have reasonably assumed upon entering into the Lease. Any written request from Lessor for such a payment will be binding, unless objected to within 14 days of notification, and due upon request.

15. EVENTS OF DEFAULT: Each of the following shall constitute an Event of Default which will allow Lessor to exercise all of its rights under this Agreement and applicable law: (a) Lessee fails to make any payment in full when due under this Agreement; (b) Lessee breaches any provision, covenant, or warranty in this Agreement and such breach continues after ten (10) days written notice to Lessee; (c) any of the Vehicles is lost, severely damaged, destroyed or attached and Lessor does not receive the Stipulated Loss Value for such Vehicle, plus all other amounts then due under this Agreement for such Vehicle, within ten (10) days after the date on which such damage, destruction, or attachment occurs; (d) an odometer on any Vehicle fails or appears to have been tampered with and is not repaired within two weeks; (e) Lessee or any guarantor dies, becomes insolvent or ceases to do business in the ordinary course, or suffers a material adverse change in its management or ownership; (f) a petition in bankruptcy is filed by or against Lessee or any guarantor, or Lessee or guarantor admits its inability or is unable to pay its debts as they come due, or a receiver or trustee is appointed for Lessee or any guarantor; (g) any guarantor, surety or endorser for Lessee defaults on any obligation or liability to Lessor; (h) Lessee or any guarantor shall default with respect to any agreement with, or obligation to, any other party for the payment of borrowed money, contractual obligation, or rent, and such default exceeds an aggregate amount of One Million Dollars ($1,000,000); (i) any representation or warranty made by Lessee or any guarantor in any of the Lease Documents or any information delivered by Lessee or any guarantor in obtaining or hereafter in connection with the credit evidenced by this Agreement is materially incomplete, incorrect or misleading as of the date made or delivered; (j) the consolidation or merger of Lessee or guarantor with any other person or entity, or the taking of any action by Lessee or any guarantor towards a dissolution, liquidation, consolidation, or merger; and (k) the sale or transfer (voluntarily or by operation of law) by Lessee or any guarantor of all or substantially all of Lessee's or any guarantor's assets to any person or entity.

16. WAIVER OF DEFAULTS: Lessor may, in its sole discretion, waive an Event of Default or permit a cure of an Event of Default, at Lessee's sole expense. Any such waiver will not constitute a waiver of any other Events of Defaults or a waiver of the same type of an Event of Default at another time.

17. REMEDIES: Whenever an Event of Default has occurred under this Agreement, Lessor will have all the rights and remedies provided by this Agreement, the UCC, and other applicable law. Lessor's rights and remedies are cumulative. At the option of Lessor, with or without notice, Lessee's rights to the Vehicles may be canceled and all rental payments and other amounts owed under this Agreement will be immediately due and payable in full, together with all costs and expenses, including attorneys' fees, incurred by Lessor in the enforcement of its rights and remedies under this Lease. Lessor may take possession of any Vehicles (with or without legal process) and, to the extent permitted by law, may enter any locked or unlocked premises for that purpose. Lessor may, at its option, sell, lease, or otherwise dispose of any or all of the Vehicles after it obtains possession. Upon such sale, Lessee will pay to Lessor immediately, as liquidated damages for loss of bargain and not as a penalty, the amount by which the Stipulated Loss Value exceeds the net sales proceeds of such Vehicles in addition to all other amounts due. If any Vehicle is not immediately returned to Lessor, or if Lessor is prevented from retaking possession, Lessee will pay Lessor immediately the Stipulated Loss Value for such Vehicle as of the date rental payments are next due, in addition to all other owed charges. Lessor may at its sole discretion seek remedies with respect to Lessee's obligations on some or all of the Schedules without diminishing Lessor's rights to separately or later pursue remedies on any of Lessee's other obligations. To the extent permitted by law, Lessee waives all other remedies, including specific performance, the right to deduct damages from current amounts due, and all indirect, consequential, punitive, and incidental damages.

18. STATUTE OF LIMITATIONS: Any action by Lessee against Lessor under this Agreement shall be commenced within one (1) year after any such cause of action accrues.

19. SURVIVAL: The representations, warranties, and covenants of the Lessee in this Agreement shall survive the execution and delivery of this Agreement

20. INTEGRATION, ENTIRE AGREEMENT: This Agreement and the Schedules attached hereto constitute this agreement and understanding of Lessor and Lessee and supersede all prior representations, warranties, agreements, understandings, and negotiations. Acceptance of late payments shall not waive the TIME IS OF THE ESSENCE PROVISION, the right of Lessor to require that subsequent payments be made when due, or the right of Lessor to declare an Event of Default if subsequent payments are not made when due.

21. COSTS, EXPENSES, AND FEES: In the event of any dispute between the parties, the prevailing party in such dispute shall recover from the other all fees and expenses (including reasonable attorney's fees and expenses) incurred in connection with such dispute, regardless of whether litigation is instigated.

22. SEVERABILITY: If any provision of any of this Agreement if unenforceable, such provision shall be modified to the minimum extent possible to make such provision enforceable and the enforceability of the other provisions of this Agreement shall not be affected.

23. CHOICE OF LAW: This Agreement shall not be effective until accepted by Lessor at its North Carolina headquarters and shall be governed by the substantive (and not choice of law or conflicts) laws of the State of North Carolina.

24. TIME IS OF THE ESSENCE: Time is of the essence with regard to each provision of this Agreement as to which time is a factor.

25. NOTICES AND DEMANDS: All demands or notices under this Agreement shall be in writing (including without limitation, telecopy or facsimile, receipt confirmed) and mailed, telecopied, or delivered to the address previously specified in writing by the party to whom such notice is being given. Any demand or notice mailed shall be mailed first-class mail, post-prepaid, return-receipt requested. Demands or notices shall be effective upon the earlier of (i) actual receipt by the addressee or (ii) the date shown on the return receipt, fax confirmation, or delivery receipt.

26. RESCISSION OR RETURN OF PAYMENTS: If at any time, all or any part of any amount received by the Lessor under this Agreement, must or is claimed to be subject to avoidance, rescission, or return to Lessee or any other party for any reason whatsoever, such obligations and any liens, security interests and other encumbrances that secured such obligations at the time such avoidance, rescission, or returned payment was received by Lessor shall be deemed to have continued in existence or shall be reinstated, as the case may be, all as though such payment had not been received.

27. HEADINGS: The headings at the beginning of sections of this Agreement are solely for convenience and d not modify any sections.

28. NUMBER AND GENDER: The singular shall include the plural and vice versa and each gender shall include the other genders.

29. MULTIPLE FINANCE ACCOMMODATIONS: If Lessee has more than one lease or other finance accommodation with Lessor, Lessee agrees that (i) this Agreement and the documents relating to such other finance accommodation shall all remain in effect and neither shall supersede the other, regardless of whether this Agreement and such other financing documents have differing terms, conditions, and requirements; and (ii) regardless of any such differences, Lessee shall comply with all of the terms, condition, and requirements of this Agreement and of such other financing documents

30. WAIVERS: Lessee waives, to the fullest extent permitted by law, presentment, notice of dishonor, and all other notices of demands of any kind (except as otherwise expressly provided in this Agreement).

31. AMENDMENT OR MODIFICATION: No term or provision of this Agreement maybe amended, waived, modified, discharged, or terminated orally but only in writing, executed by the parties. By executing this Agreement, Lessee agrees to be bound by the terms of this Lease and, to the extent applicable, the provision concerning a separately signed document pursuant to UCC Section 2A-208 has been satisfied.

Dated: As of the 23rd day of January, 1997.



LESSEE:                                  VOLVO TRUCK FINANCE NORTH AMERICA, INC.
Western Express, Inc.                    7823 National Service Road
                                         P O Box 26131
                                         Greensboro, North Carolina 27402-6131

/s/ James Wieck                          /s/ Lee C. Huss
------------------------------------     ---------------------------------------
By (Signature)                           By (Signature)

Sec.                                     Manager, Customer Accounts
------------------------------------     ---------------------------------------
Title                                    Title